Exhibit 99.1

UNITY BANCORP INC

For Immediate Release
Unity Bancorp, Inc. (NASDAQ: UNTY)
July 15, 2025

News Media & Financial Analyst Contact:
George Boyan, EVP & CFO
(908) 713-4565

Unity Bancorp Reports Quarterly Earnings of $16.5 Million

Net Income
(In Millions)
$16.0
$15.0
$14.0
$13.0
$12.0
$11.0
$10.0
$9.0
9.5
10.9
11.5
11.6
12.2
4.3
16.5
2Q 24
3Q 24
4Q 24
1Q 25
2Q 25

Dil. EPS
$1.61
$0.48 Q/Q
ROA
2.51%
68 bps Q/Q
ROE
21.15%
559 bps Q/Q
NIM
4.49%
3 bps Q/Q

James A. Hughes, President & CEO, commented on the financial results:

"We are pleased to announce another record-breaking quarter for Unity Bancorp, Inc., with net income of $16.5 million, or $1.61 per diluted share. This performance reflects 2.51% ROA and 21.15% ROE.

This quarter's results were positively impacted by one-time realized gains and provision release related to the previously disclosed non-performing $5 million par investment security. This investment, issued by Patriot National Bancorp Inc., benefited from a successful series of capital raises. We are pleased with the capital raise and Management's new trajectory.

Excluding this one-time event, on a non-GAAP basis, we earned $12.2 million in net income, or $1.20 per diluted share, representing 1.86% ROA and 15.70% ROE. Net interest margin expanded 3 basis points to 4.49% in the second quarter.

Both Commercial and Residential lending teams continue to demonstrate exceptional origination capabilities. Loan balances grew by $37.5 million in the second quarter, representing a 1.6% increase from March 31, 2025 and a 5.4% increase from year-end. Our loan pipeline remains robust heading into the second half of the year, supported by high-quality credits and disciplined pricing. Credit quality remains stable, with nonaccrual assets as a percentage of total assets declining 11 basis points to 0.54%, from the prior quarter. Additionally, total deposits have grown $12.0 million, or 0.6% from March 31, 2025, and 4.1% since year-end. We are excited to have announced our second Morris County, NJ location and we remain committed to growing loans and deposits in tandem.

We are very optimistic about Unity Bank's future. Loan demand continues to be strong due to robust economic growth in our footprint. Recent inflation data indicates that prices have stabilized after several years of price increases, and as a result, the market is anticipating additional rate cuts this year. If those rate cuts occur, we might expect to see even stronger economic growth through the remainder of the year."

Clinton, NJ -- Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported net income of $16.5 million, or $1.61 per diluted share, for the quarter ended June 30, 2025, compared to net income of $11.6 million, or $1.13 per diluted share for the quarter ended March 31, 2025.  For the six months ended June 30, 2025, Unity Bancorp reported net income of $28.1 million, or $2.74 per diluted share, compared to net income of $19.0 million, or $1.86 per diluted share, for the six months ended June 30, 2024. The increase in net income for the three and six months ended June 30, 2025 was partially attributable to pre-tax one-time gains of $3.5 million realized on the sale of securities and $2.0 million release for credit losses on securities, each related to securities of Patriot National Bancorp, Inc. held by the Company.

Second Quarter Earnings Highlights

●	Net interest income, the primary driver of earnings, was $28.6 million for the quarter ended June 30, 2025, an increase of $1.3 million, as compared to $27.3 million for the quarter ended March 31, 2025. Net interest margin (“NIM”) increased 3 basis points to 4.49% for the quarter ended June 30, 2025, compared to the quarter ended March 31, 2025. The increase was due to the yield on interest-earning assets increasing.
●	The provision for credit losses on loans was $1.7 million for the quarter ended June 30, 2025, compared to $1.4 million for the quarter ended March 31, 2025. The provision in the current quarter was primarily driven by loan growth.
●	During the quarter ended June 30, 2025, with respect to the debt securities held by the Company issued by Patriot National Bancorp, Inc., the Company elected to convert a portion of the principal and past due interest into shares of Patriot National Bancorp, Inc. common stock, bringing the Company’s total holdings to 4.4 million shares. The Company sold all 4.4 million shares, resulting in $6.5 million in net proceeds and a realized gain of $3.5 million. The Company was also able to release $2.0 million from reserve for credit losses on securities. As of June 30, 2025, the Company holds $2.0 million in par of the modified senior debt position in the AFS portfolio with a carrying value of $1.0 million.
●	Noninterest income was $5.8 million for the quarter ended June 30, 2025, compared to $2.1 million for the quarter ended March 31, 2025. The $3.7 million increase was primarily due to the one-time realized gain of $3.5 million discussed above. The increase was complemented by increases of gains on sale of mortgage loans and partially offset by lower service & loan fee income.
●	Noninterest expense was $13.0 million for the quarter ended June 30, 2025, compared to $12.6 million for the quarter ended March 31, 2025. Increases were predominately recognized in the compensation and benefits and loan related expense categories. The increase was partially offset by one-time director fees recognized during the quarter ended March 31, 2025.
●	The effective tax rate was 23.4% for the quarter ended June 30, 2025, compared to 24.8% for the quarter ended March 31, 2025.

Balance Sheet Highlights

●	Total gross loans increased $121.9 million, or 5.4%, from December 31, 2024, primarily due to increases in the commercial and residential mortgage loan categories. This was partially offset by decreases in the residential construction loan category.
●	As of June 30, 2025, the allowance for credit losses as a percentage of gross loans was 1.22%.
●	Total deposits increased $87.1 million, or 4.1%, from December 31, 2024. As of June 30, 2025, 19.5% of total deposits were uninsured or uncollateralized. The Company’s deposit composition as of June 30, 2025, consisted of 21.2% in noninterest bearing demand deposits, 16.2% in interest-bearing demand deposits, 23.2% in savings deposits and 39.4% in time deposits.
●	As of June 30, 2025, investments comprised 4.8% of total assets. Available for sale debt securities (“AFS”) were $92.5 million or 3.2% of total assets. Held to maturity (“HTM”) debt securities were $36.4 million or 1.2% of total assets. As of June 30, 2025, pre-tax net unrealized losses on AFS and HTM were $2.8 million and $6.8 million, respectively. These pre-tax unrealized losses represent approximately 2.9% of the Company’s Tier 1 capital. Equity securities were $10.4 million or 0.4% of total assets as of June 30, 2025.
●	Borrowed funds increased $156.6 million from December 31, 2024. Borrowed funds were entirely comprised of borrowings from the FHLB.
●	Shareholders’ equity was $319.8 million as of June 30, 2025, compared to $295.6 million as of December 31, 2024. The $24.2 million increase was primarily driven by 2025 earnings, partially offset by dividend payments and share repurchase activity. Unity Bancorp repurchased 50,000 shares for a weighted average cost of $38.78 for the three and six months ended June 30, 2025.
●	Book value per common share was $31.88 as of June 30, 2025, compared to $29.48 as of December 31, 2024. This increase primarily reflects retained earnings offset partially by share repurchases.

●	Below is a summary of Unity Bancorp’s regulatory capital ratios:
o	The Leverage Ratio increased 28 basis points to 12.50% at June 30, 2025, compared to 12.22% at December 31, 2024.
o	The Common Equity Tier 1 Capital Ratio increased 6 basis points to 13.96% at June 30, 2025, compared to 13.90% at December 31, 2024.
o	The Tier 1 Capital Ratio increased 2 basis points to 14.39% at June 30, 2025, compared to 14.37% at December 31, 2024.
o	The Total Capital Ratio increased 3 basis points, to 15.65% at June 30, 2025, compared to 15.62% at December 31, 2024.
●	At June 30, 2025, the Company held $293.7 million of cash and cash equivalents. The Company also maintained approximately $457.8 million of funding available from various sources, including the FHLB, FRB Discount Window and other lines of credit. Total available funding plus cash on hand represented 176.3% of uninsured or uncollateralized deposits.
●	As of June 30, 2025, nonaccrual assets were $15.8 million, compared to $17.9 million as of March 31, 2025. The ratio of nonaccrual loans to total loans was 0.66% as of June 30, 2025. The ratio of nonaccrual assets to total assets was 0.54% as of June 30, 2025.

Other Highlights

❖	Unity Bank announced its intention to open a new branch in Madison, New Jersey. This branch will increase the total number of branches to 22, and is expected to open in the Fall of 2025. This location will continue Unity Bank’s growth trajectory and strengthens our Morris County presence.

❖	In April 2025, Unity Bancorp, Inc. was included in the Hovde Groups annual high-performer list. This list highlights the Company’s sustained excellence in financial management and customer service.

Unity Bancorp, Inc. is a financial services organization headquartered in Clinton, New Jersey, with approximately $2.9 billion in assets and $2.2 billion in deposits.  Unity Bank, the Company’s wholly owned subsidiary, provides financial services to retail, corporate and small business customers through its robust branch network located in Bergen, Hunterdon, Middlesex, Morris, Ocean, Somerset, Union, and Warren Counties in New Jersey and Northampton County in Pennsylvania.  For additional information about Unity, visit our website at www.unitybank.com , or call 800-618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the Company’s control that could impede its ability to achieve these goals.  These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors” as amended or supplemented by our subsequent filings with the SEC, as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, results of regulatory exams, and the impact of any health crisis or national disasters on the Bank, its employees and customers, among other factors.

UNITY BANCORP, INC.

SUMMARY FINANCIAL HIGHLIGHTS

				June 30, 2025 vs.
				March 31, 2025	June 30, 2024
(In thousands, except percentages and per share amounts)	June 30, 2025	March 31, 2025	June 30, 2024%		%
BALANCE SHEET DATA
Total assets	$2,928,523	$2,767,943	$2,597,707	5.8%	12.7%
Total deposits	2,187,366	2,175,398	2,010,831	0.6	8.8
Total gross loans	2,382,594	2,345,130	2,170,535	1.6	9.8
Total securities	139,348	142,092	145,187	(1.9)	(4.0)
Total shareholders' equity	319,840	306,142	273,395	4.5	17.0
Allowance for credit losses	29,012	27,651	26,107	4.9	11.1

FINANCIAL DATA - QUARTER TO DATE
Income before provision for income taxes	$21,528	$15,424	$12,552	39.6	71.5
Provision for income taxes	5,037	3,826	3,098	31.7	62.6
Net income	$16,491	$11,598	$9,454	42.2	74.4

Net income per common share - Basic	$1.64	$1.15	$0.94	42.6	74.5
Net income per common share - Diluted	1.61	1.13	0.93	42.5	73.1

PERFORMANCE RATIOS - QUARTER TO DATE (annualized)
Return on average assets	2.51%	1.83%	1.56%
Return on average equity	21.15	15.56	14.07
Efficiency ratio**	42.31	42.89	47.10
Cost of funds	2.46	2.46	2.73
Net interest margin	4.49	4.46	4.01
Noninterest expense to average assets	1.98	1.99	1.98

FINANCIAL DATA - YEAR TO DATE
Income before provision for income taxes	$36,952		$25,336		45.8
Provision for income taxes	8,863		6,296		40.8
Net income	$28,089		$19,040		47.5

Net income per common share - Basic	$2.79		$1.89		47.6
Net income per common share - Diluted	2.74		1.86		47.3

PERFORMANCE RATIOS - YEAR TO DATE
Return on average assets	2.18%		1.57%
Return on average equity	18.42		14.28
Efficiency ratio**	42.59		47.33
Cost of funds	2.46		2.70
Net interest margin	4.48		4.05
Noninterest expense to average assets	1.99		1.99

SHARE INFORMATION
Market price per share	$47.08	$40.70	$29.57	15.7	59.2
Dividends paid (QTD)	0.14	0.14	0.13	-	7.7
Book value per common share	31.88	30.38	27.41	4.9	16.3
Average diluted shares outstanding (QTD)	10,212	10,247	10,149	(0.3)	0.6

UNITY BANCORP CAPITAL RATIOS
Total equity to total assets	10.92%	11.06%	10.52%	(1.3)	3.8
Leverage ratio	12.50	12.32	11.67	1.5	7.1
Common Equity Tier 1 Capital Ratio	13.96	13.87	13.31	0.6	4.9
Risk-based Tier 1 Capital Ratio	14.39	14.33	13.80	0.4	4.3
Risk-based Total Capital Ratio	15.65	15.58	15.05	0.4	4.0

CREDIT QUALITY AND RATIOS
Nonaccrual assets	$15,840	$17,990	$15,193	(12.0)	4.3
QTD annualized net (chargeoffs) to QTD average loans	(0.06)%	(0.09)%	(0.04)%
Allowance for credit losses to total loans	1.22	1.18	1.20
Nonaccrual loans to total loans	0.66	0.72	0.56
Nonaccrual assets to total assets	0.54	0.65	0.58

** The efficiency ratio is a non-GAAP measure, calculated based on the noninterest expense divided by the sum of net interest income plus non interest income, excluding net gains and losses on securities.

UNITY BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

				June 30, 2025 vs.
				December 31, 2024	June 30, 2024
(In thousands, except percentages)	June 30, 2025	December 31, 2024	June 30, 2024%		%

ASSETS
Cash and due from banks	$26,045	$20,206	$31,180	28.9%	(16.5)%
Interest-bearing deposits	267,688	160,232	166,238	67.1	61.0
Cash and cash equivalents	293,733	180,438	197,418	62.8	48.8
Securities:
Debt securities available for sale, at market value, net of valuation allowance	92,491	93,884	99,081	(1.5)	(6.7)
Debt securities held to maturity, at book value	36,434	41,294	36,157	(11.8)	0.8
Equity securities, at market value	10,423	9,850	9,949	5.8	4.8
Total securities	139,348	145,028	145,187	(3.9)	(4.0)
Loans:
Loans held for sale	13,352	12,163	15,159	9.8	(11.9)
SBA loans held for investment	38,059	38,309	39,751	(0.7)	(4.3)
Commercial loans	1,511,129	1,411,629	1,318,208	7.0	14.6
Residential mortgage loans	666,560	630,927	624,949	5.6	6.7
Consumer loans	82,564	76,711	69,280	7.6	19.2
Residential construction loans	70,930	90,918	103,188	(22.0)	(31.3)
Total loans	2,382,594	2,260,657	2,170,535	5.4	9.8
Allowance for credit losses	(29,012)	(26,788)	(26,107)	8.3	11.1
Net loans	2,353,582	2,233,869	2,144,428	5.4	9.8
Premises and equipment, net	18,561	18,778	19,073	(1.2)	(2.7)
Bank owned life insurance ("BOLI")	26,108	25,773	25,483	1.3	2.5
Deferred tax assets	14,784	14,106	13,294	4.8	11.2
Federal Home Loan Bank ("FHLB") stock	19,730	12,507	14,957	57.8	31.9
Accrued interest receivable	12,411	12,691	13,257	(2.2)	(6.4)
Goodwill	1,516	1,516	1,516	-	-
Prepaid expenses and other assets	48,750	9,311	23,094	*NM	*NM
Total assets	$2,928,523	$2,654,017	$2,597,707	10.3%	12.7%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$464,610	$440,803	$422,001	5.4%	10.1%
Interest-bearing demand	321,863	321,780	301,480	-	6.8
Savings	505,706	491,175	505,586	3.0	-
Brokered deposits	237,978	217,931	221,990	9.2	7.2
Time deposits	657,209	628,624	559,774	4.5	17.4
Total deposits	2,187,366	2,100,313	2,010,831	4.1	8.8
Borrowed funds	377,107	220,504	274,798	71.0	37.2
Subordinated debentures	10,310	10,310	10,310	-	-
Accrued interest payable	1,463	1,702	1,657	(14.0)	(11.7)
Accrued expenses and other liabilities	32,437	25,605	26,716	26.7	21.4
Total liabilities	2,608,683	2,358,434	2,324,312	10.6	12.2
Shareholders' equity:
Common stock	104,674	103,936	102,226	0.7	2.4
Retained earnings	252,606	227,331	207,534	11.1	21.7
Treasury stock, at cost	(35,515)	(33,577)	(33,285)	5.8	6.7
Accumulated other comprehensive loss	(1,925)	(2,107)	(3,080)	(8.6)	(37.5)
Total shareholders' equity	319,840	295,583	273,395	8.2	17.0
Total liabilities and shareholders' equity	$2,928,523	$2,654,017	$2,597,707	10.3%	12.7%

Shares issued	11,672	11,616	11,555
Shares outstanding	10,032	10,026	9,975
Treasury shares	1,640	1,590	1,580

*NM=Not meaningful

UNITY BANCORP, INC.

QTD CONSOLIDATED STATEMENTS OF INCOME

				June 30, 2025 vs.
	For the three months ended			March 31, 2025		June 30, 2024
(In thousands, except percentages and per share amounts)	June 30, 2025	March 31, 2025	June 30, 2024	$	%	$	%
INTEREST INCOME
Interest-bearing deposits	$487	$332	$435	$155	46.7%	$52	12.0%
FHLB stock	130	182	180	(52)	(28.6)	(50)	(27.8)
Securities:
Taxable	1,735	1,786	1,749	(51)	(2.9)	(14)	(0.8)
Tax-exempt	17	18	17	(1)	(5.6)	-	-
Total securities	1,752	1,804	1,766	(52)	(2.9)	(14)	(0.8)
Loans:
SBA loans	856	934	1,287	(78)	(8.4)	(431)	(33.5)
Commercial loans	25,736	24,260	21,160	1,476	6.1	4,576	21.6
Residential mortgage loans	10,390	9,947	9,316	443	4.5	1,074	11.5
Consumer loans	1,491	1,346	1,390	145	10.8	101	7.3
Residential construction loans	1,758	1,996	2,453	(238)	(11.9)	(695)	(28.3)
Total loans	40,231	38,483	35,606	1,748	4.5	4,625	13.0
Total interest income	42,600	40,801	37,987	1,799	4.4	4,613	12.1
INTEREST EXPENSE
Interest-bearing demand deposits	1,898	1,622	2,010	276	17.0	(112)	(5.6)
Savings deposits	2,718	2,593	3,349	125	4.8	(631)	(18.8)
Brokered deposits	1,786	1,787	2,181	(1)	(0.1)	(395)	(18.1)
Time deposits	6,560	6,415	5,832	145	2.3	728	12.5
Borrowed funds and subordinated debentures	1,081	1,133	1,191	(52)	(4.6)	(110)	(9.2)
Total interest expense	14,043	13,550	14,563	493	3.6	(520)	(3.6)
Net interest income	28,557	27,251	23,424	1,306	4.8	5,133	21.9
Provision for credit losses, loans	1,725	1,358	266	367	27.0	1,459	548.5
Provision (Release) for credit losses, off-balance sheet	136	(41)	13	177	431.7	123	946.2
(Release) Provision for credit losses, securities	(2,036)	-	646	(2,036)	*NM	(2,682)	*NM
Net interest income after provision for credit losses	28,732	25,934	22,499	2,798	10.8	6,233	27.7
NONINTEREST INCOME
Branch fee income	465	447	266	18	4.0	199	74.8
Service and loan fee income	536	864	467	(328)	(38.0)	69	14.8
Gain on sale of SBA loans held for sale, net	163	139	305	24	17.3	(142)	(46.6)
Gain on sale of mortgage loans, net	435	168	266	267	158.9	169	63.5
BOLI income	183	151	189	32	21.2	(6)	(3.2)
Net securities gains (losses)	3,600	(49)	20	3,649	*NM	3,580	*NM
Other income	433	381	520	52	13.6	(87)	(16.7)
Total noninterest income	5,815	2,101	2,033	3,714	176.8	3,782	186.0
NONINTEREST EXPENSE
Compensation and benefits	8,160	7,902	7,121	258	3.3	1,039	14.6
Processing and communications	980	986	840	(6)	(0.6)	140	16.7
Occupancy	809	880	815	(71)	(8.1)	(6)	(0.7)
Furniture and equipment	787	746	819	41	5.5	(32)	(3.9)
Professional services	350	364	405	(14)	(3.8)	(55)	(13.6)
Advertising	456	391	397	65	16.6	59	14.9
Loan related expenses	265	46	351	219	476.1	(86)	(24.5)
Deposit insurance	313	241	321	72	29.9	(8)	(2.5)
Director fees	265	495	231	(230)	(46.5)	34	14.7
Other expenses	634	560	680	74	13.2	(46)	(6.8)
Total noninterest expense	13,019	12,611	11,980	408	3.2	1,039	8.7
Income before provision for income taxes	21,528	15,424	12,552	6,104	39.6	8,976	71.5
Provision for income taxes	5,037	3,826	3,098	1,211	31.7	1,939	62.6
Net income	$16,491	$11,598	$9,454	$4,893	42.2%	$7,037	74.4%

Effective tax rate	23.4%	24.8%	24.7%

Net income per common share - Basic	$1.64	$1.15	$0.94
Net income per common share - Diluted	1.61	1.13	0.93

Weighted average common shares outstanding - Basic	10,033	10,054	10,016
Weighted average common shares outstanding - Diluted	10,212	10,247	10,149
*NM=Not meaningful

UNITY BANCORP, INC.

YTD CONSOLIDATED STATEMENTS OF INCOME

	For the six months ended June 30,		Current YTD vs. Prior YTD
(In thousands, except percentages and per share amounts)	2025	2024	$	%
INTEREST INCOME
Interest-bearing deposits	$819	$855	$(36)	(4.2)%
FHLB stock	312	460	(148)	(32.2)
Securities:
Taxable	3,521	3,598	(77)	(2.1)
Tax-exempt	35	35	-	-
Total securities	3,556	3,633	(77)	(2.1)
Loans:
SBA loans	1,790	2,628	(838)	(31.9)
Commercial loans	49,996	41,990	8,006	19.1
Residential mortgage loans	20,337	18,535	1,802	9.7
Consumer loans	2,837	2,792	45	1.6
Residential construction loans	3,754	5,031	(1,277)	(25.4)
Total loans	78,714	70,976	7,738	10.9
Total interest income	83,401	75,924	7,477	9.8
INTEREST EXPENSE
Interest-bearing demand deposits	3,520	3,720	(200)	(5.4)
Savings deposits	5,311	6,493	(1,182)	(18.2)
Brokered deposits	3,573	4,476	(903)	(20.2)
Time deposits	12,975	10,531	2,444	23.2
Borrowed funds and subordinated debentures	2,214	3,439	(1,225)	(35.6)
Total interest expense	27,593	28,659	(1,066)	(3.7)
Net interest income	55,808	47,265	8,543	18.1
Provision for credit losses, loans	3,083	907	2,176	239.9
Provision for credit losses, off-balance sheet	95	15	80	533.3
(Release) Provision for credit losses, securities	(2,036)	646	(2,682)	*NM
Net interest income after provision for credit losses	54,666	45,697	8,969	19.6
NONINTEREST INCOME
Branch fee income	912	509	403	79.2
Service and loan fee income	1,400	924	476	51.5
Gain on sale of SBA loans held for sale, net	302	543	(241)	(44.4)
Gain on sale of mortgage loans, net	603	586	17	2.9
BOLI income	334	254	80	31.5
Net securities gains	3,551	74	3,477	*NM
Other income	814	861	(47)	(5.5)
Total noninterest income	7,916	3,751	4,165	111.0
NONINTEREST EXPENSE
Compensation and benefits	16,062	14,478	1,584	10.9
Processing and communications	1,966	1,746	220	12.6
Occupancy	1,689	1,613	76	4.7
Furniture and equipment	1,533	1,503	30	2.0
Professional services	714	841	(127)	(15.1)
Advertising	847	797	50	6.3
Loan related expenses	311	735	(424)	(57.7)
Deposit insurance	554	660	(106)	(16.1)
Director fees	760	478	282	59.0
Other expenses	1,194	1,261	(67)	(5.3)
Total noninterest expense	25,630	24,112	1,518	6.3
Income before provision for income taxes	36,952	25,336	11,616	45.8
Provision for income taxes	8,863	6,296	2,567	40.8
Net income	$28,089	$19,040	$9,049	47.5%

Effective tax rate	24.0%	24.9%

Net income per common share - Basic	$2.79	$1.89
Net income per common share - Diluted	2.74	1.86

Weighted average common shares outstanding - Basic	10,043	10,072
Weighted average common shares outstanding - Diluted	10,229	10,212
*NM=Not meaningful

UNITY BANCORP, INC.

QUARTER TO DATE NET INTEREST MARGIN

	For the three months ended
(Dollar amounts in thousands, interest amounts and	June 30, 2025			June 30, 2024
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$43,985	$487	4.44%	$32,237	$435	5.43%
FHLB stock	7,626	130	6.82	7,951	180	9.12
Securities:
Taxable	138,283	1,735	5.02	140,501	1,749	4.98
Tax-exempt	1,471	20	5.59	1,571	18	4.55
Total securities (A)	139,754	1,755	5.02	142,072	1,767	4.97
Loans:
SBA loans	48,646	856	7.04	57,704	1,287	8.92
Commercial loans	1,497,021	25,736	6.80	1,300,754	21,160	6.44
Residential mortgage loans	658,239	10,390	6.31	625,086	9,316	5.96
Consumer loans	82,265	1,491	7.17	69,943	1,390	7.86
Residential construction loans	72,525	1,758	9.59	112,272	2,453	8.64
Total loans (B)	2,358,696	40,231	6.75	2,165,759	35,606	6.50
Total interest-earning assets	$2,550,061	$42,603	6.70%	$2,348,019	$37,988	6.51%

Noninterest-earning assets:
Cash and due from banks	21,601			23,547
Allowance for credit losses	(28,067)			(26,202)
Other assets	95,195			90,971
Total noninterest-earning assets	88,729			88,316
Total assets	$2,638,790			$2,436,335

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$354,353	$1,898	2.15%	$337,629	$2,010	2.39%
Savings deposits	487,307	2,718	2.24	504,685	3,349	2.67
Brokered deposits	207,128	1,786	3.46	228,276	2,181	3.84
Time deposits	682,426	6,560	3.86	535,444	5,832	4.38
Total interest-bearing deposits	1,731,214	12,962	3.00	1,606,034	13,372	3.35
Borrowed funds and subordinated debentures	118,166	1,081	3.62	129,763	1,191	3.63
Total interest-bearing liabilities	$1,849,380	$14,043	3.05%	$1,735,797	$14,563	3.37%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	442,151			401,146
Other liabilities	34,464			29,139
Total noninterest-bearing liabilities	476,615			430,285
Total shareholders' equity	312,795			270,253
Total liabilities and shareholders' equity	$2,638,790			$2,436,335

Net interest spread		$28,560	3.66%		$23,425	3.13%
Tax-equivalent basis adjustment		(3)			(1)
Net interest income		$28,557			$23,424
Net interest margin			4.49%			4.01%

(A)	Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 21 percent and applicable state rates.
(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTER TO DATE NET INTEREST MARGIN

	For the three months ended
(Dollar amounts in thousands, interest amounts and	June 30, 2025			March 31, 2025
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$43,985	$487	4.44%	$30,259	$332	4.45%
FHLB stock	7,626	130	6.82	7,459	182	9.90
Securities:
Taxable	138,283	1,735	5.02	142,847	1,786	5.00
Tax-exempt	1,471	20	5.59	1,596	18	4.59
Total securities (A)	139,754	1,755	5.02	144,443	1,804	5.00
Loans:
SBA loans	48,646	856	7.04	49,638	934	7.53
Commercial loans	1,497,021	25,736	6.80	1,446,998	24,260	6.71
Residential mortgage loans	658,239	10,390	6.31	639,742	9,947	6.22
Consumer loans	82,265	1,491	7.17	75,156	1,346	7.16
Residential construction loans	72,525	1,758	9.59	84,414	1,996	9.46
Total loans (B)	2,358,696	40,231	6.75	2,295,948	38,483	6.70
Total interest-earning assets	$2,550,061	$42,603	6.70%	$2,478,109	$40,801	6.68%

Noninterest-earning assets:
Cash and due from banks	21,601			23,117
Allowance for credit losses	(28,067)			(27,455)
Other assets	95,195			91,553
Total noninterest-earning assets	88,729			87,215
Total assets	$2,638,790			$2,565,324

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$354,353	$1,898	2.15%	$341,991	$1,622	1.92%
Savings deposits	487,307	2,718	2.24	495,051	2,593	2.12
Brokered deposits	207,128	1,786	3.46	213,517	1,787	3.39
Time deposits	682,426	6,560	3.86	637,936	6,415	4.08
Total interest-bearing deposits	1,731,214	12,962	3.00	1,688,495	12,417	2.98
Borrowed funds and subordinated debentures	118,166	1,081	3.62	119,135	1,133	3.80
Total interest-bearing liabilities	$1,849,380	$14,043	3.05%	$1,807,630	$13,550	3.04%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	442,151			425,569
Other liabilities	34,464			29,833
Total noninterest-bearing liabilities	476,615			455,402
Total shareholders' equity	312,795			302,292
Total liabilities and shareholders' equity	$2,638,790			$2,565,324

Net interest spread		$28,560	3.66%		$27,251	3.64%
Tax-equivalent basis adjustment		(3)			-
Net interest income		$28,557			$27,251
Net interest margin			4.49%			4.46%

(A)	Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 21 percent and applicable state rates.
(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

YTD NET INTEREST MARGIN

	For the six months ended
(Dollar amounts in thousands, interest amounts and	June 30, 2025			June 30, 2024
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$37,161	$819	4.44%	$31,461	$855	5.46%
FHLB stock	7,543	312	8.34	9,476	460	9.76
Securities:
Taxable	140,552	3,521	5.01	137,688	3,598	5.23
Tax-exempt	1,533	38	5.07	1,615	36	4.51
Total securities (A)	142,085	3,559	5.01	139,303	3,634	5.22
Loans:
SBA loans	49,139	1,790	7.25	59,020	2,628	8.86
Commercial loans	1,472,148	49,996	6.75	1,291,176	41,990	6.43
Residential mortgage loans	649,041	20,337	6.27	625,269	18,535	5.93
Consumer loans	78,730	2,837	7.17	70,096	2,792	7.88
Residential construction loans	78,437	3,754	9.52	120,996	5,031	8.22
Total loans (B)	2,327,495	78,714	6.73	2,166,557	70,976	6.48
Total interest-earning assets	$2,514,284	$83,404	6.69%	$2,346,797	$75,925	6.51%

Noninterest-earning assets:
Cash and due from banks	22,354			23,383
Allowance for credit losses	(27,763)			(26,130)
Other assets	93,385			92,486
Total noninterest-earning assets	87,976			89,739
Total assets	$2,602,260			$2,436,536

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$348,206	$3,520	2.04%	$331,229	$3,720	2.26%
Savings deposits	491,158	5,311	2.18	503,878	6,493	2.59
Brokered deposits	210,305	3,573	3.43	235,934	4,476	3.82
Time deposits	660,304	12,975	3.96	500,305	10,531	4.23
Total interest-bearing deposits	1,709,973	25,379	2.99	1,571,346	25,220	3.23
Borrowed funds and subordinated debentures	118,648	2,214	3.71	165,550	3,439	4.11
Total interest-bearing liabilities	$1,828,621	$27,593	3.04%	$1,736,896	$28,659	3.32%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	433,906			402,497
Other liabilities	32,161			28,943
Total noninterest-bearing liabilities	466,067			431,440
Total shareholders' equity	307,572			268,200
Total liabilities and shareholders' equity	$2,602,260			$2,436,536

Net interest spread		$55,811	3.65%		$47,266	3.19%
Tax-equivalent basis adjustment		(3)			(1)
Net interest income		$55,808			$47,265
Net interest margin			4.48%			4.05%

UNITY BANCORP, INC.

QUARTERLY ALLOWANCE FOR CREDIT LOSSES AND ASSET QUALITY SCHEDULES

Amounts in thousands, except percentages	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$27,651	$26,788	$27,002	$26,107	$26,080
Provision for credit losses on loans	1,725	1,358	470	1,029	266
	29,376	28,146	27,472	27,136	26,346
Less: Chargeoffs
SBA loans	105	350	300	70	-
Commercial loans	100	2	350	46	138
Residential mortgage loans	282	130	150	-	-
Consumer loans	21	50	93	68	130
Residential construction loans	-	-	-	-	-
Total chargeoffs	508	532	893	184	268
Add: Recoveries
SBA loans	2	5	26	7	6
Commercial loans	102	5	171	9	12
Residential mortgage loans	-	-	-	-	-
Consumer loans	40	27	12	34	11
Residential construction loans	-	-	-	-	-
Total recoveries	144	37	209	50	29
Net chargeoffs	(364)	(495)	(684)	(134)	(239)
Balance, end of period	$29,012	$27,651	$26,788	$27,002	$26,107

ASSET QUALITY INFORMATION:

Nonaccrual loans:
SBA loans	$4,177	$3,231	$3,850	$3,646	$3,813
Commercial loans	3,512	4,821	2,974	3,674	2,321
Residential mortgage loans	7,980	8,622	5,711	5,053	5,336
Consumer loans	-	-	-	100	105
Residential construction loans	171	171	547	547	547
Total nonaccrual loans	15,840	16,845	13,082	13,020	12,122
Debt securities available for sale, net of valuation allowance	-	1,145	1,964	2,859	3,071
Nonaccrual assets	15,840	17,990	15,046	15,879	15,193

Loans 90 days past due & still accruing	$2,876	$1,123	$760	$-	$373

Nonaccrual loans to total loans	0.66%	0.72%	0.58%	0.59%	0.56%
Nonaccrual assets to total assets	0.54	0.65	0.57	0.60	0.58

Allowance for credit losses to:
Total loans at quarter end	1.22%	1.18%	1.18%	1.22%	1.20%
Total nonaccrual loans	183.16	164.15	204.77	207.39	215.37

UNITY BANCORP, INC.

QUARTERLY FINANCIAL DATA

(In thousands, except %'s, employee, office and per share amounts)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
SUMMARY OF INCOME:
Total interest income	$42,600	$40,801	$40,264	$39,550	$37,987
Total interest expense	14,043	13,550	13,774	14,694	14,563
Net interest income	28,557	27,251	26,490	24,856	23,424
(Release) Provision for credit losses	(175)	1,317	1,300	1,080	925
Net interest income after provision for credit losses	28,732	25,934	25,190	23,776	22,499
Total noninterest income	5,815	2,101	1,916	2,803	2,033
Total noninterest expense	13,019	12,611	12,617	12,012	11,980
Income before provision for income taxes	21,528	15,424	14,489	14,567	12,552
Provision for income taxes	5,037	3,826	2,984	3,662	3,098
Net income	$16,491	$11,598	$11,505	$10,905	$9,454

Net income per common share - Basic	$1.64	$1.15	$1.15	$1.09	$0.94
Net income per common share - Diluted	1.61	1.13	1.13	1.07	0.92

COMMON SHARE DATA:
Market price per share	$47.08	$40.70	$43.61	$34.06	$29.57
Dividends paid	0.14	0.14	0.13	0.13	0.13
Book value per common share	31.88	30.38	29.48	28.48	27.41

Weighted average common shares outstanding - Basic	10,033	10,054	10,002	9,978	10,016
Weighted average common shares outstanding - Diluted	10,212	10,247	10,204	10,148	10,149
Issued common shares	11,672	11,666	11,616	11,570	11,555
Outstanding common shares	10,032	10,076	10,026	9,980	9,975
Treasury shares	1,640	1,590	1,590	1,590	1,580

PERFORMANCE RATIOS (Annualized):
Return on average assets	2.51%	1.83%	1.83%	1.76%	1.56%
Return on average equity	21.15	15.56	15.77	15.55	14.07
Efficiency ratio**	42.31	42.89	44.44	44.23	47.10

BALANCE SHEET DATA:
Total assets	$2,928,523	$2,767,943	$2,654,017	$2,635,319	$2,597,707
Total securities	139,348	142,092	145,028	143,712	145,187
Total loans	2,382,594	2,345,130	2,260,657	2,217,393	2,170,535
Allowance for credit losses	29,012	27,651	26,788	27,002	26,107
Total deposits	2,187,366	2,175,398	2,100,313	2,046,137	2,010,831
Total shareholders' equity	319,840	306,142	295,583	284,257	273,395

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	6.70%	6.68%	6.64%	6.62%	6.51%
Interest-bearing liabilities	3.05	3.04	3.13	3.34	3.37
Net interest spread	3.66	3.64	3.51	3.28	3.14
Net interest margin	4.49	4.46	4.37	4.16	4.01

CREDIT QUALITY:
Nonaccrual assets	$15,840	$17,990	$15,046	$15,879	$15,193
QTD annualized net chargeoffs to QTD average loans	(0.06)%	(0.09)%	(0.12)%	(0.02)%	(0.04)%
Allowance for credit losses to total loans	1.22	1.18	1.18	1.22	1.20
Nonaccrual loans to total loans	0.66	0.72	0.58	0.59	0.56
Nonaccrual assets to total assets	0.54	0.65	0.57	0.60	0.58

UNITY BANCORP CAPITAL RATIOS:
Total equity to total assets	10.92%	11.06%	11.14%	10.79%	10.52%
Leverage ratio	12.50	12.32	12.22	11.94	11.67
Common Equity Tier 1 Capital Ratio	13.96	13.87	13.90	13.50	13.31
Risk-based Tier 1 Capital Ratio	14.39	14.33	14.37	13.98	13.80
Risk-based Total Capital Ratio	15.65	15.58	15.62	15.23	15.05

Number of banking offices	21	21	21	21	21
Employee Full-Time Equivalent	237	227	224	222	217

** The efficiency ratio is a non-GAAP measure, calculated based on the noninterest expense divided by the sum of net interest income plus non interest income, excluding net gains and losses on securities.

UNITY BANCORP, INC.

LOAN PORTFOLIO COMPOSITION

In thousands, except percentages	June 30, 2025%		December 31, 2024%
Loans Held for Sale	$13,352	0.6%	$12,163	0.5%

SBA Loans	38,059	1.6%	38,309	1.7%

Commercial Loans
Commercial construction	101,990	4.3%	130,193	5.8%
SBA 504	49,947	2.1%	48,479	2.1%
Commercial & industrial	164,176	6.9%	147,186	6.5%
Commercial mortgage - owner occupied	631,441	26.5%	577,541	25.6%
Commercial mortgage - nonowner occupied	474,499	19.9%	428,600	19.0%
Other	89,076	3.7%	79,630	3.5%
Total Commercial Loans	1,511,129	63.4%	1,411,629	62.5%

Residential Mortgage Loans	666,560	28.0%	630,927	27.9%

Consumer Loans
Home equity	79,828	3.3%	73,223	3.2%
Consumer other	2,736	0.1%	3,488	0.2%
Total Consumer Loans	82,564	3.4%	76,711	3.4%

Residential Construction Loans	70,930	3.0%	90,918	4.0%

Total Gross Loans	$2,382,594	100.0%	$2,260,657	100.0%

UNITY BANCORP, INC.

QUARTERLY NON-GAAP RECONCILIATION

	For the three months ended
(In thousands, except percentages and per share amounts)	June 30, 2025	March 31, 2025		June 30, 2024
Adjusted net income:
Net income (GAAP)	$16,491		$11,598		$9,454
Non-recurring transactions:
Less: Release of credit losses, securities	(2,036)		-		-
Less: Net securities gains pertaining to one-time sales	(3,509)		-		-
Add: Adjusted (provision) for income taxes	1,301		-		-
Adjusted net income (non-GAAP)	$12,247		$11,598		$9,454

Adjusted net income per common share:
Weighted average common shares outstanding - Basic	10,033		10,054		10,016
Weighted average common shares outstanding - Diluted	10,212		10,247		10,149

Net income per common share - Basic (GAAP)	$1.64		$1.15		$0.94
Net income per common share - Diluted (GAAP)	1.61		1.13		0.93

Adjusted net income per common share - Basic (non-GAAP)	$1.22	$		$
Adjusted net income per common share - Diluted (non-GAAP)	1.20

Adjusted return on average assets:
Total average assets	2,638,790		2,565,324		2,436,335

Return on average assets (GAAP)	2.51%		1.83%		1.56%
Adjusted return on average assets (non-GAAP)	1.86

Adjusted return on average equity:
Total average equity	312,795		302,292		270,253

Return on average equity (GAAP)	21.15%		15.56%		14.07%
Adjusted return on average equity (non-GAAP)	15.70